Exhibit 99.1

MCC Expansions Increase Forecasted Annualized

Revenues to USD900 million

Cincinnati, Ohio, May 4th, 2015 – Multi-Color Corporation (MCC) is pleased to announce the following acquisitions and start up.

France Wine and Spirit Labels

Effective May 5, 2015, the 100% acquisition of the Barat Group in Bordeaux and Burgundy with revenues of €28 million (USD 30 million) in 2014. Bordeaux is one of the world’s largest and most premium wine regions and MCC is delighted to now have operations in the region. In addition, Barat’s Burgundy operation will dovetail with MCC’s existing Burgundy operation. This acquisition, when combined with MCC’s existing French operations, creates the largest label market share in the largest bottled wine market in the world. It also underlines our commitment to enhancing our position as the only global wine and spirit label producer.

Spain Wine and Spirit Labels

Effective April 2015 we are producing wine and spirit labels from our newly opened start-up operation in La Rioja, Spain. La Rioja is the largest and most premium wine region in Spain. Spain is the third largest wine producer globally, after France and Italy.

Australian Food and Beverage Labels

Effective May 1, 2015, we have acquired 100% of Mr. Labels business in Brisbane, Queensland Australia. This business has revenues of approximately AUD4 million (USD3m) pa for primarily Food and Beverage customers. It will be consolidated into our existing Brisbane Food and Beverage operation.

Safe Harbor Statement

The Company believes certain statements contained in this report that are not historical facts constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created by that Act. Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to differ materially from those expressed or implied. Such forward-looking statements speak only as of the date made. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which they are made.

Statements concerning expected financial performance, on-going business strategies, and possible future actions which the Company intends to pursue in order to achieve strategic objectives constitute forward-looking information. Implementation of these strategies and the achievement of such financial performance are each subject to numerous conditions, uncertainties and risk factors. Factors which could cause actual performance by the Company to differ materially from these forward-looking statements include, without limitation: factors discussed in conjunction with a forward-looking statement; changes in global economic and business conditions; changes in business strategy or plans; raw material cost pressures;

availability of raw materials; availability to pass raw material cost increases to its customers; interruption of business operations; changes in, or the failure to comply with, government regulations, legal proceedings and developments; acceptance of new product offerings, services and technologies; new developments in packaging; ability to effectively manage our growth and execute our long-term strategy; ability to manage foreign operations and the risks involved with them, including compliance with applicable anti-corruption laws; currency exchange rate fluctuations; ability to manage global political uncertainty; terrorism and political unrest; increases in general interest rate levels and credit market volatility affecting our interest costs; competition within our industry; the ability to consummate and successfully integrate acquisitions; ability to recognize the benefits of acquisitions, including potential synergies and cost savings; failure of an acquisition or acquired company to achieve its plans and objectives generally; risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results; the risk that some of our goodwill may be or later become impaired; the success and financial condition of our significant customers; dependence on information technology; ability to market new products; our ability to maintain an effective system of internal control; our ability to remediate our material weaknesses in our internal control over financial reporting; ongoing claims, lawsuits and governmental proceedings, including environmental proceedings; availability, terms and developments of capital and credit; dependence on key personnel; quality of management; ability to protect our intellectual property and the potential for intellectual property litigation; employee benefit costs; and risk associated with significant leverage. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to the factors described in this paragraph, Part I, Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2014 contains a list and description of uncertainties, risks and other matters that may affect the Company.

About Multi-Color (http://www.mcclabel.com)

Cincinnati, Ohio, U.S.A. based Multi-Color Corporation (MCC), established in 1916, is a leader in global label solutions supporting a number of the world’s most prominent brands including leading producers of home and personal care, wine and spirit, food and beverage and specialty consumer products. MCC serves international brand owners in North, Central and South America, Europe, Australia, New Zealand, South Africa and China with a comprehensive range of the latest label technologies in Pressure Sensitive, Cut and Stack, In-Mold, Shrink Sleeve and Heat Transfer. MCC employs over 3,700 associates across 37 operations globally and is a public company trading on the NASDAQ Global Select Market (company symbol: LABL).

For additional information on Multi-Color, please visit http://www.mcclabel.com.

For more information on this press release, please contact:

Nigel Vinecombe

President & CEO

Multi-Color Corporation

+1 (513) 345-1158